AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT
This amendment (this “Amendment”) to the Executive Employment Agreement dated July 23, 2016 and effective as of July 1, 2017 (the “Employment Agreement"), between Canadian Pacific Railway Company (the “Company”) and Keith Creel (the “Executive”), is dated as of January 31, 2017.
WHEREAS, the Company and the Executive wish to amend the Employment Agreement as provided herein.
NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereby agree as follows:

1.	Capitalized Terms. Except as defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Employment Agreement.

2.	Effective Date. The first recital on page 1 of the Employment Agreement is hereby amended to delete the date of "July 1, 2017" and replace it with "January 31, 2017".

3.	Performance Options. Section 2(b) of the Employment Agreement is hereby amended as follows:

a.	The phrase "Effective Date" in the first sentence of paragraph 2(b)(i) of the Employment Agreement is deleted and replaced with "February 1, 2017".

b.	The date of "July 1, 2022" in the last sentence of paragraph 2(b)(i) of the Employment Agreement is deleted and replaced with "February 1, 2022".

c.	Section 2(b)(ii) of the Employment Agreement is deleted in its entirety.

4.	Long Term Incentive Plan. Section 2(d) of the Employment Agreement is hereby amended to delete "2018" and replace it with "2017".

5.
Term, Termination and Effects of Agreement. All references to the date of "July 1, 2022" in the Employment Agreement, including the references to the date of "July 1, 2022" in Sections 9 (b)(i),(ii),(iii),(iv) and (v) of the Employment Agreement are deleted and replaced with "February 1, 2022".

6.	Continuing Effect of Employment Agreement. Except as expressly modified hereby, the provisions of the Employment Agreement are and shall remain in full force and effect.

7.	Governing Law. This amendment shall in all respects be subject to, and governed by, the laws of the Province of Alberta without giving effect to its conflict of laws principles.

8.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Executive have executed and delivered this Amendment as of the date first written above.

CANADIAN PACIFIC RAILWAY COMPANY

Per:    /s/ Andrew Reardon
Name: Andrew Reardon
Title: Chair, Board of Directors

By:    /s/ Isabelle Courville
Name: Isabelle Courville
Title: Director and Chair, MRCC

/s/ Cheryl Parks                    /s/ Keith Creel
Witness                        Keith Creel

Cheryl Parks

Witness Name